                                                                 Exhibit 11.1


                             PITT-DES MOINES, INC.

                       Computation of Earnings Per Share
                                  (Unaudited)

                                                                   Three months ended
                                                                         June 30,
                                                                  ----------------------
                                                                     1996       1995
                                                                  ----------  ----------
Primary
 Average shares outstanding                                        2,323,633   2,321,903
 Dilutive stock options based on treasury stock
  method using average market price                                   30,395       5,885
                                                                  ----------  ----------
                                                                   2,354,028   2,327,788
                                                                  ==========  ==========

 Net income                                                       $3,425,512  $2,626,678
                                                                  ==========  ==========
 Per common share:
  Net income per common share                                     $     1.46  $     1.13
                                                                  ==========  ==========
Fully Diluted
 Average shares outstanding                                        2,323,633   2,321,903
 Dilutive stock options based on treasury stock method
  using greater of period-end or average market price                 30,395       5,885
                                                                  ----------  ----------
                                                                   2,354,028   2,327,788
                                                                  ==========  ==========

 Net income                                                       $3,425,512  $2,626,678
                                                                  ==========  ==========
 Per common share:
  Net income per common share                                     $     1.46  $     1.13
                                                                  ==========  ==========